EXHIBIT 5.1


                  Opinion of Whiteford, Taylor & Preston L.L.P.
                          (Includes Consent of Counsel)

                                   May 8, 2000


Board of Directors
Essex Corporation
9150 Guilford Road
Columbia, Maryland 21046-1891

                  Re:      Registration Statement on Form S-8

Gentlemen:

                  We have acted as counsel to Essex Corporation, a Virginia corporation (the "Corporation"), in connection with the filing of the Registration Statement on Form S-8 by the Corporation under the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement registers the distribution of up to 900,000 shares of common stock of the Corporation, par value $0.10 per share ("Common Stock"), reserved for issuance to eligible employees of the Corporation pursuant to each of the Corporation's 1999, 1998 and 1996 Stock Option and Stock Appreciation Rights Plans (the "Plans"). In that capacity, we have reviewed the Articles of Incorporation and Bylaws of the Corporation, both as amended to date, the Registration Statement, the Plans, the originals or copies of corporate records reflecting the corporate action taken by the Corporation in connection with the approval of the Plans and amendments thereto and the issuance of the Common Stock under the Plans and such other instruments as we have deemed necessary for the issuance of this opinion.

                  Based upon the foregoing, we are of the opinion that the Common Stock to be offered under the Plans has been duly authorized by all requisite action on the part of the Corporation and, when issued in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                  Very truly yours,
                                  /s/ Whiteford & Preston
                                  Whiteford, Taylor & Preston L.L.P.